    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 1995
                                                       REGISTRATION NO. 33-50011
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 1

                                      TO

                                   FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                     AMERCO
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         NEVADA                                               88-0106815
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                            ------------------------

                         1325 AIRMOTIVE WAY, SUITE 100
                            RENO, NEVADA 89502-3239
                                 (702) 688-6300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           GARY V. KLINEFELTER, ESQ.
                                GENERAL COUNSEL
                                     AMERCO
                         1325 AIRMOTIVE WAY, SUITE 100
                            RENO, NEVADA 89502-3239
                                 (702) 688-6300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                               JON S. COHEN, ESQ.
                             SNELL & WILMER L.L.P.
                               ONE ARIZONA CENTER
                          PHOENIX, ARIZONA 85004-0001
                                 (602) 382-6247

                            ------------------------

                      WITHDRAWL OF REGISTRATION STATEMENT

     This Registration Statement on Form S-3 (Registration No. 33-50011), as amended, which was originally filed with the Securities and Exchange Commission on August 17, 1993, and declared effective on October 6, 1993, registered an aggregate of $600,000,000 of preferred stock and debt securities of AMERCO, a Nevada corporation (the "Company"). The Company has issued $152,500,000 aggregate principal amount of its Series A 8 1/2% Preferred Stock pursuant to the Registration Statement out of the $600,000,000 of preferred stock and debt securities originally registered thereunder. The Company does not plan to issue any additional securities pursuant to the Registration Statement and the offering to which this Registration Statement relates has terminated. Accordingly, the Company hereby applies for termination of the Registration Statement and withdrawl of the securities that were registered pursuant to the Registration Statement which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 5th day of December, 1995.

                                          AMERCO

                                          By: /s/        EDWARD J. SHOEN
                                          --------------------------------------
                                                         Edward J. Shoen
                                                    Chairman of the Board and
                                                        President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            NAME AND SIGNATURE                           TITLE                     DATE
------------------------------------------    ----------------------------  ------------------
 /s/         EDWARD J.  SHOEN                 President and Chairman of       December 5, 1995
------------------------------------------    the Board (Principal
             Edward J. Shoen                  executive officer)


                    *                         Treasurer (Principal            December 5, 1995
------------------------------------------    financial and accounting
              Gary B. Horton                  officer)

                    *                         Director                        December 5, 1995
------------------------------------------
              Mark V. Shoen

                    *                         Director                        December 5, 1995
------------------------------------------
              James P. Shoen

                    *                         Director                        December 5, 1995
------------------------------------------
             William E. Carty

                    *                         Director                        December 5, 1995
------------------------------------------
              John M. Dodds

                    *                         Director                        December 5, 1995
------------------------------------------
             Charles J. Bayer

                    *                         Director                        December 5, 1995
------------------------------------------
            Richard J. Herrera

                                              Director                         December , 1995
------------------------------------------
            Aubrey K. Johnson


By: /s/         EDWARD J. SHOEN
------------------------------------------
             *Edward J. Shoen
            (Attorney-in-fact)